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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934




                        Date of Report (Date of earliest
                        event reported) December 26, 1996


                              ZIONS BANCORPORATION
             (Exact name of registrant as specified in its charter)


     UTAH                         0-2610                     87-0227400
   (State of             (Commission File Number)          (IRS Employer
incorporation)                                           Identification No.)


  1380 Kennecott Building, Salt Lake City, Utah                  84133
(Address of principal executive offices)                      (Zip Code)


                                 (801) 524-4787
                         (Registrant's telephone number,
                              including area code)


                                       N/A
          (Former name or former address, if changed since last report)




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Item 5.  Other Events



         On December 26, 1996, the Registrant, Zions Bancorporation, announced that Zions Institutional Capital Trust A, a subsidiary of Zions First National Bank created as a Delaware statutory business trust, issued $200 million of 8.536% trust preferred securities, commonly known as "QUIPS," in a private sale. The securities have not been registered under the Securities Exchange Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

         The securities pay interest semiannually and mature on December 15, 2026. The proceeds from the sale will be used to acquire junior subordinated debentures of the Bank. The Bank will use the funds for general corporate purposes.






                                    SIGNATURE



                           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          ZIONS BANCORPORATION



                                          By /s/ Dale M. Gibbons
                                             --------------------------------
                                             Name:  Dale M. Gibbons
                                             Title: Senior Vice President
                                                    and Chief Financial Officer



Date:  December 26, 1996


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